CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information, and to the use of our reports dated October 29, 2018, with respect to the financial statements of Xtrackers FTSE Developed ex US Comprehensive Factor ETF, Xtrackers FTSE Emerging Comprehensive Factor ETF, Xtrackers Russell 1000 Comprehensive Factor ETF, Xtrackers Russell 2000 Comprehensive Factor ETF, Xtrackers Russell 1000 US QARP ETF, Xtrackers Barclays International Treasury Bond Hedged ETF, Xtrackers Barclays International Corporate Bond Hedged ETF, Xtrackers USD High Yield Corporate Bond ETF, Xtrackers Short Duration High Yield Bond ETF, Xtrackers High Beta High Yield Bond ETF and Xtrackers Low Beta High Yield Bond ETF for the year ended August 31, 2018, which are incorporated by reference in Post-Effective Amendment No. 440 to the Registration Statement (Form N-1A No. 333-170122) of DBX ETF Trust.

/s/ Ernst & Young LLP
New York, New York December 21, 2018